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Exhibit 3

PRIMER CONVENIO MODIFICATORIO AL CONTRATO DE FIDEICOMISO IRREVOCABLE DE ADMINISTRACIÓN NO. 463 QUE CELEBRAN POR UNA PARTE BANCO INVEX, S.A. INSTITUCIÓN DE BANCA MÚLTIPLE, INVEX GRUPO FINANCIERO, FIDUCIARIO, EN LO SUCESIVO EL “FIDUCIARIO”, REPRESENTADA EN ESTE ACTO POR SUS DELEGADOS FIDUCIARIOS LOS SEÑORES LUIS ENRIQUE ESTRADA RIVERO Y ALFONSO HENKEL HERNÁNDEZ, Y POR OTRA LAS PERSONAS CUYOS NOMBRES SE MENCIONAN AL CALCE DEL PRESENTE CONVENIO, TODOS ELLOS POR SU PROPIO DERECHO Y EN SU CARÁCTER DE FIDEICOMITENTES Y FIDEICOMISARIOS, EN LO SUCESIVO SE LES DENOMINARÁ COMO LOS “FIDEICOMITENTES FIDEICOMISARIOS”, AL TENOR DE LOS SIGUIENTES ANTECEDENTES, DECLARACIONES Y CLÁUSULAS.

ANTECEDENTES

PRIMERO.- Con fecha 6 de Mayo de 1998, Bancomer, S.A. Institución de Banca Múltiple, Grupo Financiero, Dirección Fiduciaria y los Fideicomitentes Fideicomisarios celebraron un Contrato de Fideicomiso Irrevocable de Administración registrado bajo el número 294876 (en lo sucesivo el Fideicomiso Original), a través del cual aportaron un lote de acciones, series “O”, “P” y “Q”, ordinarias, nominativas, liberadas, sin expresión de valor nominal, representativas del capital social de Valores Industriales, S.A., actualmente denominada Fomento Económico Mexicano, S.A. de C.V. (FEMSA) teniendo como principal fin el realizar un canje de acciones y salvaguardar los derechos corporativos y patrimoniales de las mismas. Se adjunta copia del Fideicomiso Original como Anexo 1.

SEGUNDO.- Que en cumplimiento de los principales fines del Fideicomiso Original, la totalidad de su patrimonio inicial, que estaba constituido por las acciones series “O”, “P” y “Q”, fueron canjeadas por acciones series “B” y “D”, integradas en Unidades “B” y en Unidades “BD” y que actualmente el patrimonio del fideicomiso se encuentra constituido por acciones serie “B”, integradas en Unidades “B”, emitidas por Fomento Económico Mexicano, S.A. de C.V. (antes denominada Valores Industriales, S.A.).

TERCERO.- Que en la misma fecha de firma de este convenio, Bancomer, S.A. Institución de Banca Múltiple, Grupo Financiero, Dirección Fiduciaria en su carácter de Fiduciario Sustituido, los Fideicomitentes Fideicomisarios y Banco Invex, S.A. Institución de Banca Múltiple, Invex Grupo Financiero, Fiduciario en su carácter de Fiduciario Sustituto, celebraron un Convenio de Sustitución de Institución Fiduciaria respecto del Fideicomiso Original. Se adjunta copia como Anexo 2.

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DECLARACIONES

I.	Declaran los Fideicomitentes Fideicomisarios por su propio derecho:

1.

Que son titulares de derechos fideicomisarios respecto de un lote de acciones, serie B, integradas en Unidades B, ordinarias, nominativas, liberadas, sin expresión de valor nominal, representativas del capital social de Fomento Económico Mexicano, S.A. de C.V. y que de dichos lotes corresponde a cada uno de ellos, en forma individual la cantidad y proporción de acciones que se señala en el Anexo 3 de este convenio.

2.	Que se reconocen la personalidad jurídica y sus domicilios, mismos que fueron acreditadas en el contrato de Fideicomiso Original.

3.

Que es su deseo comparecer a la firma del presente convenio, con el objeto de modificar el clausulado del Fideicomiso Original, para suprimir aquellos fines que ya han sido cumplidos, referidos en el Antecedente SEGUNDO, y adicionar nuevos fines, así como para actualizar y modificar los demás términos consignados en el Fideicomiso Original, de conformidad con lo que más adelante se expresa.

II.	Declara el Fiduciario, por conducto de sus Delegados Fiduciarios, bajo protesta de decir verdad que:

1. Que su representada es una Institución de Banca Múltiple debidamente constituida y en existencia conforme a las leyes de los Estados Unidos Mexicanos, tal y como lo acredita mediante la escritura pública número 157,391, de fecha 23 de febrero de 1994, otorgada ante la fe del Lic. José Antonio Manzanero Escutia, Notario Público número 138 la Ciudad de México, Distrito Federal, debidamente inscrita el día 18 de mayo de 1994 en el Registro Público de la Propiedad y del Comercio de México, Distrito Federal bajo el folio mercantil número 187201.

2. Sus representantes se encuentran debidamente facultados para celebrar este contrato, tal y como lo acreditan con los poderes que les fueron otorgados mediante la Escritura Pública número 171,763 de fecha 16 de agosto de 1996 otorgada ante el Lic. José Antonio Manzanero Escutia, Notario Público número 138 de México, Distrito Federal cuyo primero testimonio quedó debidamente inscrito en el Registro Público de la Propiedad y del Comercio del Distrito Federal bajo el folio mercantil numero 187,201 el día 26 de agosto de 1996, mismas facultades que a la fecha del presente no les han sido revocadas ni limitadas por razón alguna.

3.	Está de acuerdo en el celebrar el presente Convenio con el carácter de Fiduciario.

Por lo anterior, y con base en los antecedentes y declaraciones que anteceden, las partes otorgan las siguientes:

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CLAUSULAS

PRIMERA. MODIFICACION AL CLAUSULADO DEL FIDEICOMISO ORIGINAL.

Los Fideicomitentes Fideicomisarios y el Fiduciario convienen en modificar la totalidad del clausulado del Fideicomiso Original, para quedar redactado en los siguientes términos:

PRIMERA: CONSTITUCIÓN. Los Fideicomitentes Fideicomisarios para los fines que más adelante se establecen, han constituido un Fideicomiso Irrevocable de Administración, mediante la transmisión al Fiduciario, de las acciones emitidas por FEMSA que se identifican en el Anexo 3 de este contrato, con lo que se integra el patrimonio actual del Fideicomiso, el cual podrá ser incrementado con otros bienes o derechos, de acuerdo a lo establecido en este instrumento.

Los Fideicomitentes Fideicomisarios han trasmitido al Fiduciario la propiedad y posesión de las acciones emitidas por FEMSA antes referidas, con todo lo que de hecho y por derecho les corresponde, incluyendo los derechos patrimoniales y corporativos correspondientes a las mismas, en los términos pactados en este Fideicomiso.

SEGUNDA: PATRIMONIO DEL FIDEICOMISO. El patrimonio del Fideicomiso se integrará con los siguientes bienes y derechos:

a)

Con las acciones emitidas por FEMSA descritas e identificadas en el Anexo 3 del presente contrato, con todos sus derechos corporativos y patrimoniales. En lo sucesivo y para los efectos del presente contrato, las acciones emitidas por FEMSA que se describen en el Anexo 3, así como cualquier otra acción emitida por FEMSA que llegase a formar parte del patrimonio de este fideicomiso se denominará como las Acciones Fideicomitidas.

b)

Con las acciones que llegare a emitir FEMSA, en canje de las Acciones Fideicomitidas, así como aquellas acciones de FEMSA que fueren emitidas libres de pago por cualquier operación, o que se suscriban en ejercicio del derecho de preferencia por aumentos de capital social, y que correspondan por las referidas Acciones Fideicomitidas, en todos los casos, con todos sus derechos corporativos y patrimoniales.

c)	Con las acciones serie B o unidades FEMSA UB, emitidas por FEMSA que llegaren a aportar los Fideicomitentes Fideicomisarios.

d)

Con las acciones serie B o unidades FEMSA UB, emitidas por FEMSA que lleguen a formar parte del patrimonio fideicomitido por incorporación de otros fideicomitentes fideicomisarios, conforme a la cláusula octava de este Fideicomiso.

e)	Con los recursos en numerario que durante la vigencia de este fideicomiso aporten los Fideicomitentes Fideicomisarios.

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f)

Con las acciones serie B, emitidas por FEMSA que el Fiduciario adquiera con los recursos en numerario aportados por los Fideicomitentes Fideicomisarios o con el patrimonio de este Fideicomiso, siguiendo instrucciones de cada Fideicomitente Fideicomisario.

g)

Con los rendimientos, ganancias de capital y en general cualquier otro beneficio patrimonial que resulten de los bienes o derechos que integran el patrimonio, e inclusive por la enajenación de los mismos.

TERCERA: DESIGNACIÓN DE INSTITUCIÓN FIDUCIARIA. Los Fideicomitentes Fideicomisarios designan con el carácter de Fiduciario para que se encargue del cumplimiento de los fines de éste Fideicomiso, a Banco Invex, S.A. Institución de Banca Múltiple, Invex Grupo Financiero, Fiduciario, quién acepta el cargo que se le confiere y protesta su fiel y leal desempeño, recibiendo a su entera satisfacción, las Acciones Fideicomitidas descritas e identificadas en el Anexo 3 del presente contrato, que constituyen el actual patrimonio del presente Fideicomiso y en consecuencia la titularidad fiduciaria de las mismas, obligándose a dar lo avisos que se requieran para que se realicen las anotaciones correspondientes en el registro de accionistas que para tales efectos lleve la sociedad emisora.

CUARTA: FINES. Los fines del presente Fideicomiso son los siguientes:

a)

Que el Fiduciario reciba y conserve para su administración, la propiedad fiduciaria de la Acciones Fideicomitidas que actualmente constituyen el patrimonio del Fideicomiso, en la proporción que corresponde a cada uno de los Fideicomitentes Fideicomisarios y que se especifica en el Anexo 3 del presente instrumento; asimismo, que el Fiduciario reciba y conserve para su administración, la propiedad fiduciaria de los demás bienes y derechos que en el futuro llegaren a formar parte del patrimonio del Fideicomiso;

b)

Que el Fiduciario, siguiendo instrucciones expresas de cada Fideicomitente Fideicomisario, con las sumas de dinero que hubieren aportado al patrimonio de este Fideicomiso, adquiera acciones emitidas por FEMSA, integradas en Unidades B, y las asigne en forma individual a aquél o aquellos Fideicomitentes Fideicomisarios a quienes correspondan los recursos en numerario con los cuales hubiere adquirido las acciones emitidas por FEMSA.

c)

Que a solicitud de cualquiera de los Fideicomitentes Fideicomisarios, el Fiduciario entregue la totalidad o parte de los recursos en numerario que dicho Fideicomitente Fideicomisario mantenga en el patrimonio del Fideicomiso.

d)

Que el Fiduciario, ya sea directamente o por medio de mandatarios que designe, siguiendo en todos caso instrucciones expresas del Comité Técnico, en los términos de la cláusula séptima de este contrato, ejercite los derechos corporativos inherentes a las Acciones Fideicomitidas, señalándose en forma enunciativa mas no limitativa los siguientes: efectuar canje de acciones; ejercer el derecho de representación de las Acciones Fideicomitidas en las asambleas que celebre FEMSA, así como el derecho de voto en el sentido que señale el Comité Técnico o su presidente, conforme a la cláusula séptima inciso b) y en general ejercite todos los demás derechos corporativos. A falta de las instrucciones correspondientes el

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Fiduciario se abstendrá y no estará obligado, ya sea directamente o por medio de los apoderados respectivos, a votar las Acciones Fideicomitidas en ningún sentido, de lo cual no derivará responsabilidad alguna a su cargo.

e)

Que el Fiduciario, por instrucciones expresas de cada uno de los Fideicomitentes Fideicomisarios, ejercite los derechos patrimoniales inherentes a las Acciones Fideicomitidas, tales como suscripción y pago de acciones, por los aumentos de capital que decrete FEMSA, previa la provisión oportuna de fondos por parte de cada uno de dichos Fideicomitentes Fideicomisarios, reciba reembolsos por disminuciones del capital social de dicha emisora, reciba dividendos y, en general, ejercite todos los demás derechos patrimoniales que le correspondan a las Acciones Fideicomitidas.

f)	Que el Fiduciario vigile el cumplimiento del procedimiento para el ejercicio de los derechos establecidos en las cláusulas quinta y sexta de este contrato.

g)

Que el Fiduciario ponga a disposición de los Fideicomitentes Fideicomisarios en la proporción que a cada uno de ellos corresponda, los reembolsos de capital o pagos de dividendos, en efectivo o en especie distinta a las acciones que constituyen el patrimonio del Fideicomiso que efectuare FEMSA, así como en su caso la contraprestación correspondiente a las cesiones de derechos de Fideicomitentes Fideicomisarios o por transmisiones de Acciones Fideicomitidas conforme a este contrato.

h)

Que el Fiduciario invierta los recursos en numerario que le entreguen los Fideicomitentes Fideicomisarios y los administre e invierta en instrumentos de deuda, emitidos, garantizados o avalados por el Gobierno Federal, y/o Gobierno Federal de los Estados Unidos de Norteamérica o en Títulos Bancarios, a vencimiento o en reporto, sociedades de inversión, así como en instrumentos de deuda que coticen en la Bolsa Mexicana de Valores, S.A. de C.V., de acuerdo a las instrucciones expresas que reciba del Comité Técnico. Lo anterior, en el entendido que el Fiduciario no será responsable por los menoscabos que sufran los valores con relación a su precio de adquisición o por fluctuaciones del mercado. En caso de que el Fiduciario no reciba instrucción alguna por parte del Comité Técnico invertirá los recursos en instrumentos de deuda emitidos avalados o garantizados por el Gobierno Federal a plazos no mayores a 28 días.

i)

Que el Fiduciario conserve en administración los valores señalados en el inciso h) anterior , encargándose de realizar el cobro de sus rendimientos, que serán reinvertidos de acuerdo con las instrucciones expresas que para tal efecto, gire por escrito el Comité Técnico.

j)

Que el Fiduciario previas instrucciones que por escrito le gire el Comité Técnico entregue con cargo al patrimonio del Fideicomiso y una vez liquidados los valores necesarios para ello, las cantidades de dinero a favor de los Fideicomitentes Fideicomisarios en la proporción que les corresponda, según hayan aportado dichos valores, y conforme a las instrucciones que el Comité Técnico le indique, mediante abono en las cuentas de cheques previamente aperturadas para ello.

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k)

Que al término del presente Fideicomiso, el Fiduciario revierta a los Fideicomitentes Fideicomisarios, o a sus cesionarios o causahabientes, las Acciones Fideicomitidas, y los bienes y derechos que constituyan el patrimonio fideicomitido, que le corresponda a cada uno de ellos.

l)

Que en general, el Fiduciario lleve a cabo los demás actos jurídicos que sean necesarios o convenientes para el cumplimiento de los fines de este Fideicomiso, conforme a las instrucciones que gire el Comité Técnico.

QUINTA: CESIÓN DE DERECHOS DE FIDEICOMITENTE FIDEICOMISARIO Y TRASMISIÓN DE ACCIONES. Las cesiones de derechos de Fideicomitente Fideicomisario y las trasmisiones de Acciones Fideicomitidas y/o de derechos materia de este contrato, se sujetarán a las siguientes reglas:

1.

Los Fideicomitentes Fideicomisarios podrán realizar en cualquier momento cesiones gratuitas u onerosas de sus derechos, o instruir al Fiduciario para que enajene o en cualquier forma trasmita las Acciones Fideicomitidas que les correspondan en este Fideicomiso, en los siguientes casos:

a)

Tratándose de Fideicomitentes Fideicomisarios personas físicas, si los cesionarios fueren i) el cónyuge; ii) las personas que tengan parentesco por consanguinidad hasta el cuarto grado con el cedente; o iii) una persona moral o fiduciaria de diverso fideicomiso, cuyas acciones o derechos de fideicomisaria y control de decisiones de la sociedad o del fideicomiso, sean 100% propiedad y correspondieran al Fideicomisario Cedente, a su cónyuge o a las personas que tengan con el cedente los parentescos antes señalados. Se equipararán a una cesión permitida bajo este apartado las adquisiciones que hagan las personas referidas anteriormente por herencia o legado, quienes al momento que le sean adjudicados tales derechos deberá informarlo al Fiduciario, para que efectúe los registros correspondientes.

b)

Tratándose de Fideicomitentes Fideicomisarios personas morales, o fiduciarias de diversos fideicomisos, si los cesionarios o adquirentes, conforme a los registros correspondientes fueren: i) sus actuales accionistas o fideicomisarios, los cónyuges de éstos, o las personas que tengan con dichos accionistas o fideicomisarios parentesco por consanguinidad hasta el cuarto grado; ii) otra persona moral o fideicomiso, cuyas acciones o derechos de fideicomisario y control de decisiones, sean directa o indirectamente 100% propiedad y correspondieren a las personas referidas en el punto i) inmediato anterior.

2.

Los Fideicomitentes Fideicomisarios que sean personas morales, o fiduciarias de diversos fideicomisos, (Fideicomisarios M) se obligan a que, si sus accionistas o fideicomisarios (los Propietarios) desean enajenar las acciones o derechos de fideicomisario que les correspondan en el capital social o en el patrimonio a dichos Fideicomisarios M, la enajenación se efectuará a favor de los cónyuges de los citados Propietarios o de las personas con las que éstos tengan parentesco por consanguinidad hasta el cuarto grado.

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En caso contrario, previamente a la enajenación referida por parte de los Propietarios, los Fideicomisarios M se obligan a ceder los derechos de Fideicomitente Fideicomisario del presente Fideicomiso o a instruir al Fiduciario para la enajenación de las Acciones Fideicomitidas, en los términos del inciso b) del punto 1 que antecede.

Si la transmisión de las Acciones Fideicomitidas no se efectuare en dichos términos, entonces deberán ofrecerse en los términos previstos en la cláusula sexta de este contrato, con la salvedad de que si ningún Fideicomitente Fideicomisario o tercero designado por el Comité Técnico deseare adquirir las Acciones Fideicomitidas o derechos ofrecidos, los Propietarios podrán enajenar a cualquier persona las acciones o derechos de fideicomisaria, representativas del capital social o del patrimonio de los Fideicomisarios M. Al concretarse la enajenación dejarán de formar parte de este Fideicomiso las Acciones Fideicomitidas que les correspondan a los citados Fideicomisarios M.

3.	En todos los casos previstos en esta cláusula, los cedentes o enajenantes y cesionarios o adquirentes se obligan a comunicar de inmediato y por escrito al Fiduciario la cesión o enajenación efectuada.

Los Fideicomitentes Fideicomisarios se obligan a proporcionar al Fiduciario y al Comité Técnico la documentación que se les requiera y sea necesaria para verificar el debido cumplimiento de lo establecido en ésta cláusula.

4.

Si él o los cesionarios o adquirentes de los derechos o de las Acciones Fideicomitidas correspondientes no hubieren participado en la constitución de éste Fideicomiso, asumirán todas las obligaciones y derechos que en virtud de este contrato correspondan al cedente o enajenante en este Fideicomiso, mediante la suscripción de un convenio de adhesión en los términos que se señalan como Anexo 4, con cuya suscripción adquirirán el carácter de Fideicomitentes Fideicomisario y tendrán en el Comité Técnico derecho a los votos que les correspondan conforme a la cláusula séptima.

5.

Si él o los cesionarios o adquirentes ya tuvieren la calidad de Fideicomitentes Fideicomisarios, acrecentarán su parte en este Fideicomiso y continuarán manteniendo esa calidad en forma individual, en los términos pactados, teniendo en consecuencia, en el Comité Técnico del que forman parte, derecho a los votos que les correspondan, conforme a lo establecido en la cláusula séptima.

SEXTA: DERECHO DE PREFERENCIA. Salvo lo establecido en la cláusula quinta que antecede, los Fideicomitentes Fideicomisarios se otorgan recíprocamente preferencia para adquirir las Acciones Fideicomitidas o derechos de Fideicomitente Fideicomisario que les correspondan en este Fideicomiso y que quisieran enajenar o transmitir, total o parcialmente.

El ejercicio de este derecho se sujetará a las siguientes reglas:

1.

El Fideicomitente Fideicomisario que desee ceder en todo o en parte sus derechos, o enajenar las Acciones Fideicomitidas (Fideicomisario Cedente) notificará por escrito al Fiduciario en forma fehaciente su propósito.

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2.

Por otra parte, cualquier tercero (diferente a las personas señaladas en la cláusula quinta 1 a) anterior) que adquiriera derechos sobre Acciones Fideicomitidas, en calidad de heredero o legatario de cualquiera de los Fideicomitentes-Fideicomisarios, al momento de la adjudicación de tales derechos deberá informarlo al Fiduciario dentro de los quince días hábiles siguientes a que el heredero o el legatario tenga conocimiento de dicha adjudicación, para que convoque al Comité Técnico a fin de que éste decida si admite como nuevo Fideicomitente Fideicomisario al heredero o legatario. En caso de que dicho heredero o legatario no diera la notificación en tiempo, o dándola no fuere admitido como nuevo Fideicomitente Fideicomisario, el Comité Técnico instruirá al Fiduciario para que las Acciones Fideicomitidas o derechos que le correspondan sean ofrecidas a los demás Fideicomitentes Fideicomisarios para que hagan valer el derecho de preferencia consignado en esta cláusula, siguiendo el procedimiento que a continuación se establece, en el entendido, que el Fiduciario no reconocerá como Fideicomitente Fideicomisario a ningún heredero o legatario (y las Acciones Fideicomitidas sujetas de la herencia o legado no contarán para efectos de las reuniones del Comité Técnico), sin la aprobación previa del Comité Técnico, salvo que se trate de las personas señaladas en la cláusula quinta 1 a) anterior.

3.

Recibida la notificación a que se refiere el numeral 1 de esta cláusula, o bien, en el caso de que el Comité Técnico no admitiere como nuevo Fideicomitente Fideicomisario al heredero o legatario a que se refiere el numeral 2 de esta cláusula, el Fiduciario, dentro de los 3 (tres) días hábiles siguientes, lo hará del conocimiento de los demás Fideicomitentes Fideicomisarios, en los domicilios señalados por éstos al Fiduciario, indicándoles además el porcentaje que las Acciones Fideicomitidas ofrecidas representen en este Fideicomiso, para que quienes lo deseen, hagan valer su derecho para adquirir las Acciones Fideicomitidas que correspondan, a través de la Bolsa de Valores, o si así lo acuerdan las partes, mediante un contrato privado, en un plazo no mayor a 30 (treinta) días hábiles, a partir de la conclusión del término de 3 (tres) días antes señalado.

4.

El precio para la cesión de los derechos de Fideicomitente Fideicomisario o enajenación de las Acciones Fideicomitidas, será el que fije el Fideicomisario Cedente o, en su defecto, así como en el caso de que el Cedente fuere un heredero o legatario, el precio para la cesión o enajenación será el que resulte más alto de los que a continuación se señalan, considerando el valor en la Bolsa de Valores las acciones emitidas por FEMSA, de la misma serie y especie que las que son materia de éste Fideicomiso:

a)

El valor que resulte del precio promedio ponderado de cotización en la Bolsa de Valores de dichas acciones, que se registre durante los 10 (diez) días hábiles comprendidos del 18 al 27 día hábil del plazo para el ejercicio del derecho de preferencia para adquirir consignado en el punto anterior, o

b)

El precio promedio ponderado de cotización en la Bolsa de Valores de las referidas acciones emitidas por FEMSA, que se registre el último día hábil anterior al vencimiento del plazo para el ejercicio del derecho de preferencia para adquirir.

5.	Los Fideicomitentes Fideicomisarios que deseen hacer valer su derecho en términos de la presente cláusula lo notificarán por escrito al Fiduciario dentro del plazo

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establecido en el numeral 3 (tres) anterior, indicando claramente si desean adquirir una parte o la totalidad de las Acciones Fideicomitidas o derechos ofrecidos, debiendo entregar al Fiduciario, al día siguiente al que fenezca el plazo, el precio en numerario que resulte conforme a lo establecido en el numeral anterior y autorizarla para que reintegre las Acciones Fideicomitidas objeto de la cesión al patrimonio de este fideicomiso, con todos sus derechos corporativos y patrimoniales. Efectuada la venta o cesión respectiva, el Fiduciario pondrá a disposición del Fideicomisario Cedente, heredero o legatario, según sea el caso, el producto de la misma, hechas las deducciones que en su caso correspondan.

6.

Si fueren varios los Fideicomitentes Fideicomisarios que hicieren valer su derecho de preferencia, éstos adquirirán las Acciones Fideicomitidas o derechos del Fideicomisario Cedente, en proporción a los derechos que en el momento de la cesión representaren frente a los demás adquirentes.

7.

En caso de que transcurrido el plazo establecido en el numeral 3) anterior, los Fideicomitentes Fideicomisarios no hicieran valer su derecho de preferencia para adquirir las Acciones Fideicomitidas o los derechos que el Fideicomisario Cedente, heredero o legatario desee ceder o enajenar; o, si la adquisición no se hubiere llevado a cabo por cualquier causa; o si hubiere quedado un remanente de Acciones Fideicomitidas o derechos ofrecidos, sin ser adquiridos, se procederá como sigue:

a)

El Comité Técnico con el voto favorable de los miembros que representen cuando menos el 75% de la Acciones Fideicomitidas, y que incluya cuando menos las Acciones Fideicomitidas de tres miembros del Comité Técnico, (sin computar las Acciones Fideicomitidas que correspondan a los derechos que se deseen transmitir) podrá, dentro de un plazo no mayor a 60 (sesenta) días calendario, contados a partir de la expiración del plazo señalado en el numeral 3) anterior, designar un tercero adquirente para dichos derechos o Acciones Fideicomitidas, para que dentro de dicho plazo los adquiera, en los mismos términos ofrecidos a los Fideicomitentes Fideicomisarios. Dicho adquirente, asumirá los derechos y obligaciones que le correspondan en este Fideicomiso al Fideicomisario Cedente, mediante la suscripción simultánea de un convenio de adhesión en los términos que se señalan como Anexo 4.

b)

En el caso de que el Comité Técnico no proponga un adquirente dentro del plazo señalado, o el adquirente propuesto no adquiera las Acciones Fideicomitidas o derechos del Fideicomisario Cedente en el plazo establecido para el efecto, el Fideicomisario Cedente, heredero o legatario, según sea el caso, podrá instruir al Fiduciario para llevar a cabo cualquiera de los siguientes actos: a) Si el plazo señalado terminó antes del 31 de mayo del 2008 (i) retirar definitivamente sus Acciones del Fideicomiso o (ii) enajenar las Acciones Fideicomitidas que le correspondan, a un adquirente propuesto por el mismo Fideicomisario Cedente, heredero o legatario, o a través de la Bolsa de Valores, en un plazo que no exceda de 120 (ciento veinte) días calendario. Esta enajenación o cesión deberá efectuarse de contado y por lo menos al mismo precio fijado para la cesión de derechos, consignado en el numeral 4) de ésta cláusula, dejando de formar parte del patrimonio de este Fideicomiso, las Acciones Fideicomitidas objeto de dicha enajenación o b) si el plazo señalado terminó después del 31 de Mayo del 2008, enajenar las Acciones Fideicomitidas que le correspondan, a un

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adquirente propuesto por el mismo Fideicomisario Cedente, heredero o legatario, o a través de la Bolsa de Valores, en un plazo que no exceda de 120 (ciento veinte) días calendario. Esta enajenación o cesión deberá efectuarse de contado y por lo menos al mismo precio fijado para la cesión de derechos, consignado en el numeral 4) de ésta cláusula, dejando de formar parte del patrimonio de este Fideicomiso, las Acciones Fideicomitidas objeto de dicha enajenación. Tratándose de derechos adquiridos por algún heredero o legatario de acuerdo a lo señalado en el numeral 2 de la cláusula sexta, agotado el procedimiento establecido sin que nadie las hubiera adquirido, éstos deberán, retirar las Acciones Fideicomitidas que le correspondan en el presente Fideicomiso.

c)

Si la totalidad o parte de las Acciones Fideicomitidas ofrecidas no son enajenadas dentro del plazo establecido en el párrafo anterior, y si el Fideicomitente Cedente aún deseare efectuar la enajenación, se deberá nuevamente iniciar el procedimiento para el ejercicio del derecho de preferencia, en los términos previstos en esta cláusula.

8.

En caso de cesión de derechos o enajenación de Acciones Fideicomitidas a favor de un Fideicomitente Fideicomisario, en ejercicio del derecho de preferencia consignado en esta cláusula, si el precio fuere fijado en los términos de los incisos a) y b) del numeral 4) de ésta cláusula y si el Fideicomisario Adquirente así lo desea, podrá efectuarse la enajenación o cesión fuera de la Bolsa de Valores, notificándolo al Fiduciario dentro de los plazos establecidos y cubriendo un precio que, hechas las deducciones de comisiones e impuestos correspondientes, el enajenante reciba un valor neto igual al que hubiere recibido si la operación se hubiere efectuado a través de la Bolsa de Valores, sujetándose en todo caso al procedimiento que se establece en los párrafos anteriores. En todos los demás casos, para efectuar una enajenación o cesión fuera de la Bolsa de Valores, el Fideicomisario Cedente y el Fideicomisario Adquirente deberán acordarlo previamente.

9.

Los Fideicomitentes Fideicomisarios están de acuerdo en que, si los derechos que se deseen transmitir o las Acciones Fideicomitidas correspondientes representan la mayoría de la Acciones Fideicomitidas y ninguno de los Fideicomitentes Fideicomisarios deseare adquirirlas, la cesión de dichos derechos o la venta de las Acciones Fideicomitidas a terceros estará condicionada a que conjuntamente con las Acciones Fideicomitidas ofrecidas se enajenen, en los mismos términos y condiciones, las Acciones Fideicomitidas de los demás Fideicomitentes Fideicomisarios que así lo deseen, lo cual deberán notificar al Fiduciario dentro del término establecido para el ejercicio del derecho de preferencia, consignado en el numeral 2) de ésta cláusula.

10.

Cualquier transmisión de derechos o enajenación de Acciones Fideicomitidas efectuada en contravención de las reglas señaladas anteriormente será nula y el Fiduciario no podrá registrar dicha transmisión de derechos o de Acciones Fideicomitidas.

SÉPTIMA: COMITÉ TÉCNICO. Para los efectos del buen desarrollo de este Fideicomiso y con las facultades y obligaciones que más adelante se precisan, los Fideicomitentes Fideicomisarios constituyen un Comité Técnico que se sujetará a las siguientes reglas:

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a)

Cada grupo de Fideicomitentes Fideicomisarios que se señala en el Anexo 5 de este Fideicomiso podrá nombrar un miembro del Comité Técnico y a uno o más suplentes, los cuales podrán no ser Fideicomitentes Fideicomisarios. Conforme a lo anterior, en este acto, los Fideicomitentes Fideicomisarios, designan a los miembros del Comité Técnico y a sus suplentes que se indican en el Anexo 5 de este Fideicomiso, señalándose en el propio anexo, los votos que a cada miembro de dicho Comité Técnico le corresponden. En caso de cambios en el patrimonio fideicomitido, el Fiduciario deberá expedir a los miembros del Comité Técnico nuevas constancias, indicando el número de Acciones Fideicomitidas que corresponda a cada Fideicomitente Fideicomisario.

b)

Cada nuevo Fideicomitente Fideicomisario que se incorpore al Fideicomiso deberá designar un nuevo miembro del Comité Técnico y a su(s) suplente(s) si las acciones de FEMSA que aporte al Fideicomiso representan cuando menos una cantidad igual a la menor cantidad de Acciones Fideicomitidas que tenga un grupo de Fideicomitentes Fideicomisarios que hubiere nombrado un miembro del Comité Técnico, o si dichas Acciones Fideicomitidas aportadas no representen cuando menos una cantidad igual a la menor cantidad de Acciones Fideicomitidas que tenga un grupo de Fideicomitentes Fideicomisarios que haya nombrado un miembro del Comité Técnico, el nuevo Fideicomitente Fideicomisario deberá elegir a cualquiera de los actuales miembros de dicho Comité Técnico, como si dicho Fideicomitente Fideicomisario lo hubiere designado, sumándose en este ultimo caso las Acciones Fideicomitidas del nuevo Fideicomitente Fideicomisario a las demás Acciones Fideicomitidas que represente dicho miembro del Comité Técnico.

c)

Cada miembro del Comité Técnico, o su suplente, que asista a la sesión respectiva, tendrá derecho a un voto por cada Acción Fideicomitida que le corresponda al o a los Fideicomitentes Fideicomisarios que los hubieren designado. El patrimonio que cualquier Fideicomitente-Fideicomisario hubiere aportado a este Fideicomiso, en numerario, no les dará derecho de voto adicional en el Comité Técnico.

d)

Los cargos de miembros del Comité Técnico serán honoríficos y por lo mismo no tendrán remuneración alguna por su desempeño. Los miembros del Comité Técnico y/o sus suplentes podrán serán sustituidos por la persona que en su oportunidad designe por escrito el o los Fideicomitentes Fideicomisarios que lo hubieren designado. En caso de muerte o ausencia de algún miembro del Comité, éste será sustituido por el suplente designado; a falta de suplentes y a falta de nueva designación por parte de los Fideicomitentes Fideicomisarios, la persona que deba sustituirlo será nombrado por el propio Comité Técnico.

e)

El Comité Técnico instruirá por escrito al Fiduciario para que otorgue poder suficiente a favor de las personas que el mismo designe, para que concurran a las asambleas de accionistas de FEMSA, representando las Acciones Fideicomitidas. Así mismo el Comité Técnico instruirá al Fiduciario a fin de que se ejerza el voto de las Acciones Fideicomitidas en las referidas asambleas, en el sentido que el propio Comité Técnico acuerde. En caso de que el Comité Técnico hubiere sido convocado y no hubiere instruido al Fiduciario respecto a quienes deberían asistir a las asambleas de FEMSA, o respecto de la forma de votar las Acciones Fideicomitidas, la representación recaerá en las personas que designe el presidente del Comité Técnico, votándose las Acciones Fideicomitidas en el sentido que éste le indique. A falta de las instrucciones correspondientes, el Fiduciario se abstendrá y no estará obligado, ya sea,

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directamente o por medio de los apoderados respectivos, a votar las Acciones Fideicomitidas en ningún sentido, de lo cual no derivará responsabilidad alguna a su cargo.

f)

Será presidente del Comité Técnico el señor Eugenio Garza Lagüera y en su ausencia el señor José Antonio Fernández Carbajal y en ausencia de ambos, la persona que designen de entre ellos mismos los miembros del Comité Técnico; fungirá como secretario la persona que designen los miembros del Comité Técnico, el cual podrá o no ser Fideicomitente Fideicomisario.

g)

El Comité Técnico sesionará cuando menos dos veces al año, la primera durante el primer trimestre del año y la segunda en el cuarto trimestre del mismo, pudiendo también sesionar en cualquier otro tiempo. Las sesiones se llevarán a cabo, previa convocatoria que envíe el presidente, el secretario o el Fiduciario a solicitud del presidente, secretario o de por lo menos 3 (tres) de sus miembros, con cuando menos 7 (siete) días hábiles de anticipación a la fecha de sesión. La convocatoria se enviará a los integrantes del Comité Técnico, a los domicilios señalados por éstos. Adicionalmente a cualquier otro tema que se requiera tratar en las sesiones del Comité Técnico, en las sesiones que se celebren en el primer y cuarto trimestre de cada año se revisarán los aspectos más relevantes de la operación y de las estrategias de FEMSA.

h)

El Comité Técnico se instalará en primera convocatoria, con la asistencia de miembros del Comité Técnico o sus respectivos suplentes que representen la mayoría de las Acciones Fideicomitidas y, en segunda convocatoria, con cualquier número de Acciones Fideicomitidas que estén representadas. Las resoluciones del Comité Técnico serán validas cuando sean tomadas por mayoría de votos de las Acciones Fideicomitidas que representen los miembros presentes de dicho Comité Técnico, en la inteligencia de que se requerirá el voto favorable de miembros del Comité Técnico que representen cuando menos el 75% de las Acciones Fideicomitidas y que incluya cuando menos las Acciones Fideicomitidas de tres miembros del Comité Técnico, en los siguientes asuntos que se presenten para su consideración: i) transformación de FEMSA distinta a la transformación de sociedad anónima de capital variable a sociedad anónima o viceversa; ii) escisión de FEMSA o fusión de FEMSA con otra sociedad; iii) cambio de objeto de la sociedad; iv) cambio de nacionalidad; v) disolución y liquidación de la sociedad; vi) cancelación de la inscripción de las acciones en la Secciones de Valores o Especial del Registro Nacional de Valores e Intermediarios y en las bolsas nacionales o extranjeras en las cuales se encuentren inscritas, salvo que se trate de la cancelación de las acciones serie “D” de FEMSA, como consecuencia de su conversión en acciones de la serie “L” de FEMSA conforme a sus estatutos; vii) cualquier operación por la que FEMSA pierda el control de cualquiera de las siguientes subsidiarias: FEMSA Cerveza, S.A. de C.V., Coca-Cola FEMSA, S.A. de C.V., FEMSA Empaques, S.A. de C.V. o FEMSA Comercio, S.A. de C.V., o de cualquier sociedad que hubiere sido adquirida conforme al inciso viii) siguiente; viii) la adquisición por cualquier medio, por parte de FEMSA o de cualquiera de sus subsidiarias, de acciones de una sociedad, si el precio de dichas acciones excede del 15% de los activos consolidados de FEMSA y ix) la distribución a los accionistas de FEMSA de los recursos provenientes de cualquier transacción por la cual FEMSA pierda el control de FEMSA Cerveza, S.A. de C.V., y/o de Coca-Cola FEMSA, S.A. de C.V. En toda sesión, en caso de empate, el presidente tendrá el voto de calidad.

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i)

El Comité Técnico también podrá sesionar y sus acuerdos serán válidos, cuando la totalidad de sus miembros propietarios o sus respectivos suplentes se encuentren reunidos, sin necesidad de convocatoria previa alguna, y sus resoluciones se tomarán en los términos previstos en el inciso h) anterior.

j)

El Comité Técnico, sin necesidad de reunirse en sesión, podrá tomar resoluciones por unanimidad de sus miembros, siempre y cuando dichas resoluciones se confirmen por escrito por la totalidad de sus miembros propietarios o sus respectivos suplentes.

k)

De cada junta del Comité Técnico se levantara un acta que firmarán el presidente y el secretario del Comité Técnico, se asentará en un libro que conservará bajo su responsabilidad el Fiduciario y de la misma se enviará copia a los miembros del Comité Técnico.

l)	Las decisiones del Comité Técnico serán comunicadas por escrito al Fiduciario, por el secretario del Comité, para el debido cumplimiento en lo que corresponda.

m)

Adicionalmente a las sesiones del Comité Técnico, los Fideicomitentes Fideicomisarios se reunirán una vez al año, previa convocatoria que envíe el presidente, el secretario del Comité Técnico o el Fiduciario a solicitud del presidente, secretario o de por lo menos 3 (tres) de los miembros del Comité Técnico, con cuando menos 7 (siete) días hábiles de anticipación a la fecha de la reunión. La convocatoria se enviará a los Fideicomitentes Fideicomisarios, a los domicilios señalados por éstos. En esta sesión, adicionalmente a cualquier otro tema que se requiera tratar, el presidente del Comité Técnico informará de los aspectos más relevantes de la operación y de las estrategias de FEMSA. Los Fideicomitentes Fideicomisarios también podrán reunirse para los fines previstos en este apartado, cuando la totalidad de ellos se encuentren reunidos, sin necesidad de convocatoria previa alguna.

OCTAVA: INCORPORACIÓN DE OTROS FIDEICOMITENTES FIDEICOMISARIOS. Cualquier titular de acciones serie “B” emitidas por FEMSA, podrá solicitar al Comité Técnico adherirse a este Fideicomiso, debiendo en caso de ser aceptado por dicho Comité Técnico con el voto favorable de miembros del Comité que representen cuando menos el 75% de las Acciones Fideicomitidas y que incluya cuando menos las Acciones Fideicomitidas de tres miembros del Comité Técnico, aportar las acciones de FEMSA que desee incluir en el Fideicomiso, en la cuenta que le indique el Fiduciario, adquiriendo así el carácter de Fideicomitente Fideicomisario.

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Aprobada la incorporación del tercero, el Comité Técnico se lo notificará tanto a él como al Fiduciario, para que previamente al depósito de las acciones de FEMSA que desee aportar al Fideicomiso, el tercero y el Fiduciario celebren un convenio de adhesión en los términos del Anexo 4 de este Fideicomiso.

NOVENA: RETIRO DE ACCIONES FIDEICOMITIDAS. Cualquier Fideicomitente Fideicomisario tendrá el derecho de solicitar al Fiduciario el retiro de sus Acciones Fideicomitidas, sin seguir las reglas establecidas en la cláusula sexta de este Fideicomiso, en los siguientes casos:

a). Si FEMSA pierda el control de FEMSA Cerveza, S.A. de C.V., y de Coca-Cola FEMSA, S.A. de C.V.

b). Si dicho Fideicomitente Fideicomisario demuestra mediante resolución arbitral, que los derechos de preferencia y de voto de dicho Fideicomitente Fideicomisario, establecidos en las cláusulas sexta y séptima inciso h) de este Fideicomiso han sido violados por otro u otros Fideicomitentes Fideicomisarios. Los Fideicomitentes Fideicomisarios están de acuerdo que las desavenencias que se deriven de esta cláusula Novena inciso b) serán resueltas definitivamente de acuerdo con las Reglas de Arbitraje del Centro de Arbitraje de México (CAM), por uno o más árbitros nombrados conforme a dichas Reglas. El lugar de arbitraje será la ciudad de México y el arbitraje se llevará a cabo en el idioma español. El derecho aplicable será el de México y cada parte del arbitraje pagará los gastos que le correspondan.

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DECIMA: SANEAMIENTO PARA EL CASO DE EVICCIÓN. Los Fideicomitentes Fideicomisarios se obligan al saneamiento para el caso de evicción en términos de ley respecto a los bienes y derechos que aporten y que integran o pudieran integrar el patrimonio de este Fideicomiso.

Cuando el Fiduciario, en cumplimiento de los fines de este Fidecomiso, transmita parte o la totalidad del patrimonio fideicomitido, el o los Fideicomitentes Fideicomisarios cuyos derechos se hayan transmitido, responderán al saneamiento para el caso de evicción en los términos de ley, facultado en éste acto al Fiduciario para obligarlo en dichos términos ante las personas físicas o morales a quienes conforme a este contrato se les transmita parte o la totalidad de su patrimonio.

DECIMA PRIMERA: FACULTADES DEL FIDUCIARIO. El Fiduciario mantendrá en propiedad, conservará, administrará y custodiará los bienes afectos al patrimonio del Fideicomiso, con todas las facultades y obligaciones que se establecen en el artículo 391 de la Ley General de Títulos y Operaciones de Crédito, de igual manera el Fiduciario gozará de todas las facultades que expresamente se le confieren en este instrumento y de aquellas que sean necesarias para la consecución de los fines del Fideicomiso.

DECIMA SEGUNDA: DURACIÓN DEL FIDEICOMISO. El presente Fideicomiso es irrevocable, y tendrá un término que concluirá el día treinta y uno de Mayo del año 2013, fecha en la cual terminará este fideicomiso. El Fideicomiso podrá renovarse por periodos adicionales de 5 años, si la totalidad de los miembros del Comité Técnico así lo acuerdan por escrito y dicha modificación se formaliza de conformidad con lo que establece la cláusula vigésima segunda

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de este instrumento. En caso de terminación de este fideicomiso se procederá conforme a lo que establece la cláusula cuarta, inciso k).

DECIMA TERCERA: DEFENSA DEL PATRIMONIO FIDEICOMITIDO. El Fiduciario no será responsable de actos, hechos u omisiones de las partes o de terceros que impidan o dificulten el cumplimiento de los fines del Fideicomiso.

El Fiduciario no estará obligado a defender el patrimonio de este Fideicomiso por sí mismo, estando obligado únicamente a otorgar el o los poderes necesarios a favor de la o las personas que por escrito le indique el Comité Técnico para que se avoquen al cuidado, conservación o defensa del patrimonio fideicomitido.

Cuando el Fiduciario reciba alguna notificación de cualquier demanda judicial, requerimientos de alguna autoridad y en general cualquier aviso relacionado con el patrimonio del presente Fideicomiso, lo notificará por escrito al Comité Técnico a más tardar el día siguiente hábil de aquél en que hubiere recibido la notificación correspondiente.

El Comité Técnico deberá instruir por escrito al Fiduciario, a más tardar al día hábil siguiente de aquél en que hubiere recibido la notificación correspondiente, para que ésta otorgue los poderes necesarios a la persona o personas que sean designadas de conformidad a lo establecido en el segundo párrafo de ésta cláusula.

El Fiduciario no será responsable de las gestiones de los apoderados, ni del pago de sus honorarios, gastos, o costas que se deriven de los juicios respectivos, los cuales en todo caso

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serán con cargo a los Fideicomitentes Fideicomisarios, quedando establecido que el Comité Técnico podrá instruir al Fiduciario para que las expensas que se originen con motivo del juicio correspondiente se cubran con cargo al patrimonio del Fideicomiso, y hasta donde éste alcance.

En todos los poderes que se otorguen por el Fiduciario en cumplimiento a lo establecido en ésta cláusula, se deberá hacer constar el contenido del párrafo inmediato anterior.

DECIMA CUARTA: IMPUESTOS. El presente Fideicomiso no se considera enajenación para efectos fiscales, en los términos del inciso b) de la fracción V del artículo 14 del Código Fiscal de la Federación, en virtud de que los Fideicomitentes Fideicomisarios se reservan el derecho de readquirir el patrimonio del Fideicomiso en los términos del presente contrato.

Para el caso de que en cumplimiento de los fines de este contrato, se realice la transmisión total o parcial de las Acciones Fideicomitidas a favor de algún tercero, se estará a lo dispuesto por la legislación fiscal aplicable.

Todos los impuestos que se llegaren a originar con motivo del cumplimiento de los fines de este Fideicomiso, serán a cargo de los Fideicomitentes Fideicomisarios, en la proporción que les corresponda, quienes se obligan a cubrirlos en forma directa y sin intervención del Fiduciario.

DECIMA QUINTA: OBLIGACIONES FISCALES. Para el cumplimiento de las obligaciones fiscales, durante la vigencia del presente Fideicomiso o como consecuencia de los actos de ejecución del mismo, se estará a lo que establezcan o impongan las disposiciones fiscales correspondientes, en el entendido de que el Fiduciario actuará en todo momento en lo relativo al cumplimiento de obligaciones fiscales, de conformidad con las instrucciones de los

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Fideicomitente Fideicomisarios, por lo que no asumirá responsabilidad alguna a este respecto.

DECIMA SEXTA: GASTOS. Todos los gastos, que se causen, con motivo de la celebración de este Fideicomiso, así como los gastos y costos en que se incurra por el manejo y operación del mismo, serán con cargo al patrimonio del Fideicomiso. El Fiduciario en ningún caso tendrá la obligación de hacer desembolsos de su patrimonio para cubrir tales gastos, pero deberá dar aviso a los Fideicomitentes Fideicomisarios de la necesidad de los mismos, para que, en su caso, se le provea de los fondos suficientes con la debida anticipación a fin de que pueda cubrir dichos gastos, costos, derechos e impuestos. Si después de dado el aviso, el Fiduciario no cuenta con los fondos necesarios, o bien, no se le provee de dichos fondos, el Fiduciario no asumirá ninguna responsabilidad que pudiera resultar por la falta de pago de los mismos

DECIMA SEPTIMA: SUSTITUCIÓN DEL FIDUCIARIO. Sujeto a lo señalado en los párrafos siguientes, el Fiduciario podrá dar por terminada su actuación en los casos y en la forma que la ley lo permita, y podrá ser sustituido por acuerdo del Comité Técnico.

Si el Fiduciario dejare de actuar como Fiduciario conforme al presente contrato, debido a una terminación por anticipado de acuerdo con el párrafo anterior, el Fiduciario preparará estados de cuenta y en su caso balances y cuentas relacionadas respecto del patrimonio del Fideicomiso, mismos que deberán entregarse al Comité Técnico, dentro de los quince (15) días naturales siguientes a que ocurra tal terminación. Se entenderá que tendrán quince (15) días naturales para examinar y objetar dichos estados de cuenta y en su caso balances y cuentas, contados a partir de su recepción; después de que dicho período haya transcurrido sin que se hubiere formulado ninguna objeción u observación, las cuentas se tendrán por aprobadas.

No obstante lo anterior, el Fiduciario continuará actuando como Fiduciario conforme al presente contrato hasta que un fiduciario sustituto haya sido designado y dicho fiduciario sustituto haya aceptado la designación.

El fiduciario sustituto tendrá los mismos derechos y obligaciones que el Fiduciario bajo el presente contrato y será el Fiduciario para efectos de lo dispuesto en este Contrato.

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DECIMA OCTAVA: RENDICIÓN DE CUENTAS. El Fiduciario deberá informar mensualmente por escrito a los Fideicomitentes Fideicomisarios del estado que guarde el patrimonio fideicomitido.

Los Fideicomitentes Fideicomisarios gozarán de un plazo de 15 (quince) días siguientes a la recepción de la información que le entregue el Fiduciario, para que la examine y haga las observaciones que considere pertinentes, y pasado dicho plazo sin que se hubieren efectuado observaciones, los informes se tendrán tácitamente aprobados y en consecuencia se tendrá por liberado al Fiduciario de toda responsabilidad por su actuación en este Fideicomiso.

DECIMA NOVENA: HONORARIOS. Por su intervención en este contrato, el Fiduciario recibirá por concepto de honorarios las siguientes cantidades:

a) Honorarios por aceptación del cargo del Fiduciario: La cantidad de $50,000.00 (pesos 00/100 M.N.), más el correspondiente Impuesto al Valor Agregado (IVA), pagaderos en una sola exhibición a la firma del correspondiente contrato de fideicomiso.

b) Honorarios por Administración Fiduciaria: La cantidad de $200,000.00 (Doscientos mil pesos 00/100 M.N.) anuales, más el correspondiente Impuesto al Valor Agregado (IVA), pagaderos por semestres anticipados.

c) Honorarios por Modificaciones al Fideicomiso: La cantidad de $5,000.00 (Cinco mil pesos 00/100 M.N.), más el correspondiente Impuesto al Valor Agregado (IVA), en cada ocasión. Se entenderá por modificaciones, los casos en los cuales se requiera suscribir convenios modificatorios, sin que éstos vayan más allá de los fines originalmente pactados.

d) Honorarios por otorgamiento de poderes: La cantidad de $2,500.00 (Dos mil quinientos pesos 00/100 M.N.), por cada instrumento que suscriba el Fiduciario, más el correspondiente Impuesto al Valor Agregado (IVA).

19

e) Honorarios por instrumento público o privado en el que intervenga el Fiduciario: La cantidad de $2,500.00 (Dos mil quinientos pesos 00/100 M.N.), más el correspondiente Impuesto al Valor Agregado (IVA).

f) Todos los costos derivados de los servicios bancarios o financieros que se llegaren a generar con motivo de la operación del Fideicomiso, serán con cargo al patrimonio del mismo, de acuerdo con las tarifas vigentes de las instituciones con las cuales se contraten los mencionados servicios financieros.

Los Fideicomitentes Fideicomisarios están de acuerdo en que todos los honorarios fiduciarios, gastos, derechos, impuestos, comisiones, honorarios notariales y cualquiera otro concepto de la misma naturaleza, que se generen con motivo de la constitución, administración y en su momento extinción del Fideicomiso, serán cubiertos en forma proporcional por los Fideicomitentes Fideicomisarios o en su defecto con cargo al Patrimonio del Fideicomiso.

Los Fideicomitentes Fideicomisarios mediante la celebración del Fideicomiso otorgan expresamente su conformidad y autorización para que en caso de existir incumplimiento en el pago de los honorarios del Fiduciario, éste proceda de la siguiente manera:

A) No dar trámite a ninguna instrucción respecto del Fideicomiso hasta el momento en que los honorarios sean totalmente cubiertos, sin responsabilidad para el Fiduciario por dejar de cumplir con los fines del Fideicomiso o por los posibles daños, perjuicios o inconvenientes que surjan como consecuencia de dejar de cumplir con dichos fines, por lo que los Fideicomitentes Fideicomisarios lo liberan de dicha responsabilidad y la asumen personalmente.

B) Si el incumplimiento del pago de honorarios persiste por 6 (Seis) meses calendario las partes acuerdan considerar a dicho incumplimiento para efectos del Fideicomiso, como causa grave para que el Fiduciario se excuse y renuncie a su cargo ante un Juez de Primera Instancia, solicitando el nombramiento de otra institución para que lo sustituya o bien, se extinga el Fideicomiso conforme al artículo 391 y 385 de la Ley General de Títulos y Operaciones de Crédito, sin perjuicio de las acciones que pudiere ejercer el Fiduciario para el cobro de los honorarios pendientes.

VIGESIMA: RESTRICCIONES ACERCA DE INFORMACION PRIVILEGIADA. Los Fideicomitentes Fideicomisarios y los asistentes a las reuniones del Comité Técnico deberán abstenerse de efectuar, directa o indirectamente, operaciones en beneficio propio o de terceros o, en su caso, informar o dar recomendaciones a terceros para que se realicen operaciones con cualquier clase de valores emitidos por FEMSA o sus subsidiarias, cuyo precio pueda ser influido por la información privilegiada que posean, en tanto ésta no sea conocida por el público, por lo que están sujetos a las reglas señaladas para este efecto en la “ Guía para Funcionarios de Fomento Económico Mexicano, S.A. de C.V. y Subsidiarias en Materia de Información Privilegiada y Compra-Venta de Acciones y otros Valores”

20

VIGESIMA PRIMERA: DOMCILIOS, AVISOS Y NOTIFICACIONES. Las notificaciones y avisos que las partes deban darse con motivo del presente contrato, deberán ser siempre por escrito y ser enviados a sus domicilios correspondientes, mediante telefax, telegrama, correo certificado con acuse de recibo o por servicio de mensajería personal, o bien en cualquier otra forma que asegure el que su destinatario los reciba.

Para los efectos de este contrato, las partes señalan como sus domicilios los siguientes:

Fideicomitentes Fideicomisarios:	El señalado por cada uno de éstos en este instrumento, o en los convenios de cesión o de adhesión correspondientes.

Fiduciario:	Torre Comercial América Ave. Batallón de San Patricio 111-1202 Col. Valle Oriente San Pedro Garza García, N.L., C.P. 66269

VIGÉSIMA SEGUNDA: MODIFICACIONES. Las partes convienen en que cualquier modificación al presente Fideicomiso deberá constar por escrito y en su caso reunir las formalidades legales que al efecto se requieran, y surtirá efectos siempre y cuando hayan sido acordados por el Fiduciario y por cada uno de los Fideicomitentes Fideicomisarios.

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VIGESIMA TERCERA: JURISDICCIÓN Y LEYES APLICABLES. Para todo lo relacionado con la interpretación, cumplimiento y ejecución del presente convenio, las partes se someten expresamente a las leyes federales aplicables de los Estados Unidos Mexicanos, así como a la jurisdicción y competencia de los Tribunales en la Ciudad de Monterrey, Nuevo León, renunciando al fuero que por virtud de sus domicilios presentes o futuros pudiera corresponderles, salvo por lo que se establece en el inciso b) de la cláusula Novena.

En virtud de lo anterior, las partes celebran el presente convenio, por su propio derecho y a través de sus legítimos representantes. Debidamente enterados de su valor y consecuencias legales lo firman en la Ciudad de Monterrey, Nuevo León, el día 8 de Agosto de 2005.

“FIDUCIARIO”

BANCO INVEX, S.A. INSTITUCIÓN DE BANCA MULTIPLE,

INVEX GRUPO FINANCIERO, FIDUCIARIO

_________________________________

LUIS ENRIQUE ESTRADA RIVERO

DELEGADO FIDUCIARIO

_________________________________

LIC. ALFONSO HENKEL HERNANDEZ

DELEGADO FIDUCIARIO

22

Página de firma de Primer Convenio Modificatorio de Fideicomiso Irrevocable de Administración No. 463, en el que participa Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, como Fiduciario.

FIDEICOMITENTES-FIDEICOMISARIOS

EUGENIO GARZA LAGÜERA	__________________________

Av. San Jerónimo No. 800,

Col. San Jerónimo,

Monterrey, N.L., 64640

EVA GONDA RIVERA	__________________________

Av. San Jerónimo No. 800,

Col. San Jerónimo,

Monterrey, N.L., 64640

EVA MARIA GARZA LAGÜERA GONDA	__________________________

Av. San Jerónimo No. 800,

Col. San Jerónimo,

Monterrey, N.L., 64640

BARBARA GARZA LAGÜERA GONDA	__________________________

Av. San Jerónimo No. 800,

Col. San Jerónimo,

Monterrey, N.L., 64640

MARIANA GARZA LAGÜERA GONDA	__________________________

Av. San Jerónimo No. 800,

Col. San Jerónimo,

Monterrey, N.L., 64640

PAULINA GARZA LAGÜERA GONDA	__________________________

Av. San Jerónimo No. 800,

Col. San Jerónimo,

Monterrey, N.L., 64640

INVERSIONES BURSATILES INDUSTRIALES,

S.A. DE C.V.	__________________________

Av. San Jerónimo No. 800,

Col. San Jerónimo,

Monterrey, N.L., 64640

23

Página de firma de Primer Convenio Modificatorio de Fideicomiso Irrevocable de Administración No. 463, en el que participa Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, como Fiduciario.

FIDEICOMITENTES-FIDEICOMISARIOS

CONSUELO GARZA LAGÜERA DE GARZA	__________________________

Privada Tamazunchale No 220

Col. Del Valle,

San Pedro Garza García, N.L., 66220

ALFONSO GARZA GARZA	__________________________

Río Vístula No 210, Col. Del Valle

San Pedro Garza García, N.L., 66220

PATRICIO GARZA GARZA	__________________________

Río Vístula No 212, Col. Del Valle

San Pedro Garza García, N.L., 66220

JUAN CARLOS GARZA GARZA	__________________________

Río Volga No. 316 Pte.

Col. Del Valle,

San Pedro Garza García, N.L., 66220

EDUARDO GARZA GARZA	__________________________

Río Vístula No. 204

Col. Del Valle,

San Pedro Garza García, N.L., 66220

ALEPAGE, S.A.	__________________________

Privada Tamazunchale No. 220

Col. Del Valle,

San Pedro Garza García, N.L., 66220

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Página de firma de Primer Convenio Modificatorio de Fideicomiso Irrevocable de Administración No. 463, en el que participa Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, como Fiduciario.

FIDEICOMITENTES-FIDEICOMISARIOS

ALBERTO BAILLERES GONZALEZ	__________________________

Av. Moliere No. 222, Piso 6

Col. Los Morales Sección Palmas

Delegación Miguel Hidalgo,

México, D.F. 11540

MARIA TERESA GUAL ASPE DE BAILLERES	__________________________

Av. Moliere No. 222, Piso 6

Col. Los Morales Sección Palmas

Delegación Miguel Hidalgo,

México, D.F. 11540

CORBAL, S.A. DE C.V.	__________________________

Av. Moliere No. 222, Piso 8

Col. Los Morales Sección Palmas

Delegación Miguel Hidalgo,

México, D.F. 11540

BBVA BANCOMER SERVICIOS, S.A.

FIDEICOMISO F/29490-0	__________________________

Ave. Universidad 1200, Col. Xoco,

Delegación Benito Juárez

México, D.F., 03339

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Página de firma de Primer Convenio Modificatorio de Fideicomiso Irrevocable de Administración No. 463, en el que participa Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, como Fiduciario.

FIDEICOMITENTES-FIDEICOMISARIOS

FRANCA SERVICIOS, S.A. DE C.V.	__________________________

Padre Mier Ote 336 Altos

Monterrey, N.L., 64000

BBVA BANCOMER SERVICIOS, S.A.

FIDEICOMISO F/29013-0	__________________________

Ave. Vasconcelos 101 Ote.,

Col. Residencial San Agustín

San Pedro Garza García, N.L., 66260

26

Página de firma de Primer Convenio Modificatorio de Fideicomiso Irrevocable de Administración No. 463, en el que participa Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, como Fiduciario.

FIDEICOMITENTES-FIDEICOMISARIOS

MAX MICHEL SUBERVILLE	__________________________

Córdoba No. 16 Col. Roma,

México, D.F., 06700

BBVA BANCOMER SERVICIOS, S.A.

FIDEICOMISO F/25078-7	__________________________

Ave. Universidad 1200, Col. Xoco,

Delegación Benito Juárez

México, D.F.,03339

27

Página de firma de Primer Convenio Modificatorio de Fideicomiso Irrevocable de Administración No. 463, en el que participa Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, como Fiduciario.

FIDEICOMITENTES-FIDEICOMISARIOS

RENEE MICHEL DE GUICHARD	__________________________

Plásticos 28, Col. San Francisco

Cuautlalpan, Naucalpan,

Estado de México, 53569

MIGUEL GUICHARD MICHEL	__________________________

Plásticos 28, Col. San Francisco

Cuautlalpan, Naucalpan,

Estado de México, 53569

GRACIANO GUICHARD MICHEL	__________________________

Plásticos 28, Col. San Francisco

Cuautlalpan, Naucalpan,

Estado de México, 53569

JUAN GUICHARD MICHEL	__________________________

Plásticos 28, Col. San Francisco

Cuautlalpan, Naucalpan,

Estado de México, 53569

MAGDALENA GUICHARD MICHEL	__________________________

Plásticos 28, Col. San Francisco

Cuautlalpan, Naucalpan,

Estado de México, 53569

RENE GUICHARD MICHEL	__________________________

Plásticos 28, Col. San Francisco

Cuautlalpan, Naucalpan,

Estado de México, 53569

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Página de firma de Primer Convenio Modificatorio de Fideicomiso Irrevocable de Administración No. 463, en el que participa Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, como Fiduciario.

FIDEICOMITENTES-FIDEICOMISARIOS

MAGDALENA MICHEL DE DAVID	__________________________

Horacio 124-901

Col. Polanco, México, D.F., 11560

MONIQUE DAVID DE VAN LATHEM	__________________________

Horacio 124-901

Col. Polanco, México, D.F., 11560

JUAN DAVID MICHEL	__________________________

Horacio 124-901

Col. Polanco, México, D.F., 11560

MAX DAVID MICHEL	__________________________

Horacio 124-901

Col. Polanco, México, D.F., 11560

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Anexo 1

Copia del Fideicomiso Original

[Filed as Exhibit No. 1 to Amendment No. 2 to the Schedule 13D filed on March 26, 2004 (File No. 005-54705)]

30

Anexo 2

Convenio de Sustitución de Institución Fiduciaria respecto del Fideicomiso Original

31

Anexo 3

Acciones FEMSA que integran inicialmente el patrimonio del Fideicomiso

32

Fideicomitente-Fideicomisario	No. Unidades
"B"
EUGENIO GARZA LAGÜERA	121’603,116
EVA GONDA RIVERA	23’146,051
EVA MARÍA GARZA LAGÜERA GONDA	23’146,051
BARBARA GARZA LAGÜERA GONDA	23’146,051
PAULINA GARZA LAGÜERA GONDA	23’146,051
MARIANA GARZA LAGÜERA GONDA	23’146,051
INVERSIONES BURSATILES INDUSTRIALES, S.A. DE C.V.	21,276

BBVA BANCOMER SERVICIOS, S.A. FIDEICOMISO 29013-0	15’679,330
FRANCA SERVICIOS, S.A. DE C.V.	62’800,649

ALBERTO BAILLERES GONZALEZ	20’920,826
MARIA TERESA GUAL ASPE DE BAILLERES	72,802
BBVA BANCOMER SERVICIOS, S.A. FIDEICOMISO 29490-0	32’507,355
CORBAL, S.A. DE C.V.	768,070

ALEPAGE, S.A.	16,006
CONSUELO GARZA LAGÜERA DE GARZA	23’328,996
ALFONSO GARZA GARZA	16,590
PATRICIO GARZA GARZA	16,590
JUAN CARLOS GARZA GARZA	16,590
EDUARDO GARZA GARZA	16,590
EUGENIO GARZA GARZA	1,860

MAX MICHEL SUBERVILLE	3’740,390
BBVA BANCOMER SERVICIOS, S.A. FIDEICOMISO 25078-7	17’214,927

RENEE MICHEL DE GUICHARD	1’052,099
MAGDALENA GUICHARD MICHEL	1’681,300
RENE GUICHARD MICHEL	1’681,300
JUAN GUICHARD MICHEL	1’676,300
GRACIANO GUICHARD MICHEL	1’611,300
MIGUEL GUICHARD MICHEL	1’681,300

MAGDALENA MICHEL DE DAVID	1’911,422
MONIQUE DAVID DE VAN-LATHEM	2’760,738
JUAN DAVID MICHEL	2’760,738
MAX DAVID MICHEL	2’760,738

GRAN TOTAL	434’049,453

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Anexo 4

Convenio de Adhesión

CONVENIO QUE CELEBRAN POR UNA PARTE ______________________________Y POR LA OTRA BANCO INVEX, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, INVEX GRUPO FINANCIERO, FIDUCIARIO, EN ADELANTE EL “FIDUCIARIO”, REPRESENTADA POR EL SEÑOR _______________________, EL CUAL SUJETAN AL TENOR DE LAS SIGUIENTES:

DECLARACIONES

I.	Declara el señor ____________________

a)	Que es propietario de ___________ ACCIONES serie _________, ordinarias, nominativas, liberadas, sin expresión de valor nominal de FOMENTO ECONÓMICO MEXICANO S.A. DE C.V. (“FEMSA”).

b)

Que está enterado de la existencia y términos de un Contrato de Fideicomiso, registrado bajo el No. ____, cuyo patrimonio está integrado por acciones FEMSA; y que es su deseo participar en el mismo con el carácter de Fideicomitente Fideicomisario, y que reconoce que es una condición para la adherirse a dicho Fideicomiso la celebración del presente convenio.

II.	Declara el Fiduciario que comparece a la celebración del presente Convenio, de acuerdo con instrucciones del Comité Técnico del Fideicomiso, y en los términos del mismo.

CLAUSULAS

PRIMERA: El señor ___________________________ en este acto afecta las _________ ACCIONES de su propiedad, emitidas por FEMSA, para los fines del Fideicomiso _______, adquiriendo desde este momento el carácter de Fideicomitente Fideicomisario en el contrato de Fideicomiso referido y, por lo tanto, asume los derechos y obligaciones derivados del mismo, con relación a las señaladas ACCIONES.

SEGUNDA: El Fiduciario recibe a su entera satisfacción las __________ ACCIONES de FEMSA que se están afectando al Fideicomiso ________, recibiendo en consecuencia la titularidad Fiduciaria de las mismas para los fines establecidos en el Fideicomiso ya citado.

TERCERA: El señor _____________________________señala como su domicilio para todos los efectos legales a que haya lugar ___________________________ y se obliga a notificar al Fiduciario cualquier cambio de domicilio dentro de los ____ días siguientes a que ocurra.

PARA CONSTANCIA Y EFECTOS LEGALES, las partes en unión de los testigos que más adelante se mencionan, suscriben el presente convenio en la ciudad de Monterrey, N.L. a los _______________________ de 200__.

EL FIDUCIARIO
BANCO INVEX S.A.
INSTITUCIÓN DE BANCA MÚLTIPLE,
INVEX GRUPO FINANCIERO.

34

__________________________________	__________________________________

SR.

35

Anexo 5

GRUPOS DE FIDEICOMITENTES FIDEICOMISARIOS	MIEMBRO DEL COMITÉ TECNICO PROPIETARIO Y SUPLENTE	NUMERO INICIAL DE ACCIONES/VOTOS
GRUPO 1
EUGENIO GARZA LAGUERA
EVA GONDA RIVERA
EVA MARÍA GARZA LAGÜERA GONDA	EVA MARÍA GARZA LAGÜERA GONDA	237’354,647
BARBARA GARZA LAGÜERA GONDA	JOSE ANTONIO FERNANDEZ CARBAJAL
PAULINA GARZA LAGÜERA GONDA
MARIANA GARZA LAGÜERA GONDA
INVERSIONES BURSATILES INDUSTRIALES, S.A. DE C.V.
GRUPO 2
BBVA BANCOMER SERVICIOS, S.A. Fid.29013-0	JOSE CALDERON ROJAS	78’479,979
FRANCA SERVICIOS, S.A. DE C.V.	FRANCISCO JOSE CALDERON ROJAS

GRUPO 3

36

ALBERTO BAILLERES GONZALEZ
MARIA TERESA GUAL ASPE DE BAILLERES	ALBERTO BAILLERES GONZALEZ	54’269,053
BBVA BANCOMER SERVICIOS, S.A. Fid. 29490-0	ARTURO MANUEL FERNANDEZ PEREZ
CORBAL, S.A. DE C.V.

GRUPO 4
ALEPAGE, S.A.
CONSUELO GARZA LAGÜERA DE GARZA	CONSUELO GARZA LAGÜERA DE GARZA	23’413,222
ALFONSO GARZA GARZA	ALFONSO GARZA GARZA
PATRICIO GARZA GARZA
JUAN CARLOS GARZA GARZA
EDUARDO GARZA GARZA
EUGENIO GARZA GARZA

GRUPO 5
MAX MICHEL SUBERVILLE	MAX MICHEL SUBERVILLE	20’955,317
BBVA BANCOMER SERVICIOS, S.A. Fid. 25078-7	MAX MICHEL GONZALEZ

37

GRUPO 6
RENEE MICHEL DE GUICHARD
MAGDALENA GUICHARD MICHEL
RENE GUICHARD MICHEL	JUAN GUICHARD MICHEL	9’383,599
JUAN GUICHARD MICHEL	GRACIANO GUICHARD MICHEL
GRACIANO GUICHARD MICHEL
MIGUEL GUICHARD MICHEL

GRUPO 7
MAGDALENA MICHEL DE DAVID
MONIQUE DAVID DE VAN-LATHEM	JUAN DAVID MICHEL	10’193,636
JUAN DAVID MICHEL	MAX DAVID MICHEL
MAX DAVID MICHEL

38